UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report:   February 12, 2008
SOLUTIA INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State of Incorporation)

001-13255 (Commission File Number)	43-1781797 (IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760 St. Louis, Missouri (Address of Principal Executive Offices)	63166-6760 (Zip Code)
(314) 674-1000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.
     On February 6, 2008, Solutia Inc. (the “Company”) issued a press release regarding the Company’s suit against Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc. (the “Commitment Parties”). A copy of the press release and a copy of the Company’s complaint cited therein (the “Complaint”) are available as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2008. On February 6, 2008, the Commitment Parties filed a response (a copy of which is currently available at www.trumbullgroup.com) to the Complaint in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Bankruptcy Court has set February 21, 2008 as the date upon which oral arguments with respect to the Complaint will be first heard.
     As previously disclosed, funding of the obligations under the commitment letter by the Commitment Parties is a condition to consummation of the Company’s confirmed plan of reorganization. The equity commitment letter with respect to the creditor rights offering contains closing conditions including that the effective date of the Company’s confirmed plan of reorganization shall have occurred by February 28, 2008. To accommodate the Company’s financing needs, the Bankruptcy Court agreed to commence the trial with respect to the Complaint on February 21, 2008 and to conclude the trial on February 26, 2008. No assurance can be given that the Company will prevail in its dispute with the Commitment Parties or that the Bankruptcy Court will enter an order in time to force closing by February 28, 2008. Even if a timely order is entered, no assurance can be given that the Commitment Parties would not be able to obtain a stay pending appeal. Any of these factors could cause the Company to fail to meet a closing condition under the creditor rights offering commitment.
Limitation on Incorporation by Reference
     In accordance with General Instruction B.2 of Form 8-K, the information in this Form 8-K furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:   February 12, 2008

SOLUTIA, INC.
By:	/s/ Rosemary L. Klein
	Name:	Rosemary L. Klein
	Title:	Senior Vice President, General Counsel and Secretary